Exhibit 10.1
FIRST SUPPLEMENTAL INDENTURE
FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of November 8, 2018, between KERYX BIOPHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee under the Indenture referred to below (in such capacity, the “Trustee”).
W I T N E S S E T H
WHEREAS, subject to the terms and conditions set forth in a Notes Exchange Agreement dated May 8, 2018, the Company issued to the Holder $164,746,000 principal amount of Zero Coupon Convertible Senior Notes due 2021 (the “Existing Notes”), which are governed by an Indenture (as amended, the “Indenture”) dated May 9, 2018, between the Company and the Trustee;
WHEREAS, pursuant to an Agreement and Plan of Merger dated as of June 28, 2018 (the “Merger Agreement”) among the Company, Akebia Therapeutics, Inc., a Delaware corporation (“Akebia”) and Alpha Therapeutics Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Akebia (“Merger Sub”), Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation and a wholly owned subsidiary of Akebia (the “Merger”);
WHEREAS, pursuant to a Notes Conversion Agreement dated as of June 28, 2018 (the “Conversion Agreement”) among the Company, Akebia and the Holder, the Holder has agreed to surrender the Existing Notes for conversion in accordance with the terms of the Indenture, in a manner that creates a Conversion Date in respect of the Existing Notes (the “Existing Notes Conversion”), prior to the Effective Time (as defined in the Merger Agreement) of the Merger, and conditioned upon the issuance to the Holder, immediately prior to the Effective Time, of 4,000,000 shares of Common Stock of the Company (such number of shares of Common Stock, the “Additional Shares,” and the Existing Notes Conversion and the issuance of the Additional Shares, together, the “Conversion Transactions”);
WHEREAS, Section 4.8 of the Conversion Agreement provides that the Company and the Holder shall amend the Indenture prior to the closing of the Conversion Transactions to provide that (i) the Conversion Notice to be delivered under the Indenture in connection with the Conversion Transactions shall be revocable but only in the event that the Merger is not consummated on the same day as the closing of the Conversion Transactions (or such later date as may be required due to an inability to satisfy Section 6.02(d) of the Merger Agreement despite efforts by the parties to the Conversion Agreement to prevent any such delay); and (ii) the Company or the stock transfer agent on its behalf shall provide evidence of delivery of the Conversion Shares to the Holder immediately prior to the Effective Time;
WHEREAS, Section 10.02 of the Indenture provides that the Company and the Trustee may enter into a supplemental indenture to amend the Indenture with the consent of each Holder of the

Company’s Zero Coupon Convertible Senior Notes due 2021 issued under the Indenture (the “Securities”) then outstanding;
WHEREAS, in connection with the execution and delivery of this First Supplemental Indenture, the Company has delivered to the Trustee a Secretary’s Certificate certifying resolutions adopted by the Board of Directors of the Company, an Officers’ Certificate and an Opinion of Counsel as required by Sections 10.02, 10.06 and 11.04 of the Indenture;

WHEREAS, as of the date hereof, the Existing Notes represent the entire aggregate principal amount of the outstanding Securities;
WHEREAS, the sole Holder of the Existing Notes is consenting to this First Supplemental Indenture by means of a consent attached hereto as Exhibit A; and
WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and the Company represents to the Trustee that it has satisfied all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this First Supplemental Indenture mutually covenant and agree for the benefit of the Holders of the Securities as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AMENDMENTS TO THE INDENTURE.
(i)    Section 1.01 of the Indenture is hereby amended and supplemented by amending and restating in full the following definitions in the appropriate alphabetical order:
“Akebia” means Akebia Therapeutics, Inc., a Delaware corporation.
“Akebia Merger” means the merger of Alpha Therapeutics Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Akebia (“Merger Sub”), with and into the Company pursuant to the Akebia Merger Agreement, as a result of which the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation and a wholly owned subsidiary of Akebia.
“Akebia Merger Agreement” means that certain Agreement and Plan of Merger dated as of June 28, 2018, by and among the Company, Akebia and Merger Sub.
“Merger Conversion Notice” means a Conversion Notice, substantially in the form attached hereto as Annex I, delivered to the Conversion Agent to effect the conversion of the Securities contemplated by that certain Notes Conversion Agreement dated as of June 28, 2018 among the Company, Akebia and the Purchaser.

“Merger Effective Time” means the Effective Time (as that term is defined in the Akebia Merger Agreement).
(ii)    Section 4.02(b) of the Indenture is hereby amended and restated in full to read as follows:
“(b). Subject to Section 4.02(e), before any Holder of a Security shall be entitled to convert a Security as set forth above, such Holder shall (i) in the case of a Certificated Security, (A) complete and deliver (1) a notice to the Conversion Agent as set forth in the Form of Conversion Notice attached to the Form of Security set forth in Exhibit A hereto (a “Conversion Notice”) or (2) a Merger Conversion Notice (as such term is defined in that certain First Supplemental Indenture, dated as of November 8, 2018, to this Indenture), in either case delivered with the Certificated Security at the office of the Conversion Agent and state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered by the Company or its agent upon settlement of the Conversion Obligation to be registered, which Conversion Notice shall be irrevocable, except a Merger Conversion Notice, which shall be revocable only if the Akebia Merger is not consummated on the same day as the closing of the conversion resulting from the Merger Conversion Notice (or such later date as may be required due to an inability to satisfy Section 6.02(d) of the Merger Agreement despite efforts by the parties thereto to prevent any such delay), and (B) deliver such Certificated Security, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), to the Conversion Agent and (ii) in the case of a Global Security, comply with the Depositary’s procedures for converting a beneficial interest in a Global Security. The Trustee (and, if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 4 no later than one Business Day following the Conversion Date for such conversion, except that the Trustee (and, if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 4 resulting from a Merger Conversion Notice prior to the close of business on the Conversion Date for such conversion. No Conversion Notice with respect to any Securities may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Securities and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 3.02(c).
If more than one Security shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Securities shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.”
(iii)     Section 4.02(c) of the Indenture is hereby amended and restated in full to read as follows:

“(c). A Security shall be deemed to have been converted immediately prior to the close of business on the Business Day (the “Conversion Date”) on which the Holder has complied with the requirements set forth in subsection (b) above; provided that in the case of a Global Security, no Holder shall be deemed to have complied with the requirements set forth in subsection (b) above on any Business Day that the Depositary is not open for business. The Company shall deliver the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date (provided that, (i) with respect to any Conversion Date occurring as a result of a Merger Conversion Notice, the Company shall effect any such conversion on such Conversion Date immediately prior to the Merger Effective Time, and (ii) with respect to any Conversion Date occurring on or after 10 days before the Maturity Date, the Company shall settle any such conversion on the Maturity Date). The Company (or its transfer agent on its behalf) shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.”
3.    CONSENT OF HOLDER. Pursuant to Section 10.02 of the Indenture, the sole Holder of the Securities outstanding as of the date hereof, hereby consents to this First Supplemental Indenture, including Section 2 hereto, as evidenced by the attached Exhibit A. The sole Holder further consents to waiving receipt of any cash in lieu of fractional shares.
4.    GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIRST SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
5.    COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy (which may be provided via facsimile or other electronic transmission) shall be an original, but all of them together represent the same agreement.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    RATIFICATION OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

8.    The Trustee makes no representations herein and all provisions and representations herein are those of the Company.
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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed in their respective names by their respective duly authorized signatories, all as of the date first above written.

KERYX BIOPHARMACEUTICALS, INC.
By: /s/ Jodie Morrison
    Name:    Jodie Morrison
    Title:    Interim Chief Executive Officer

[Signature page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By: /s/ R. Tarnas___________________________
    Name: R. Tarnas
    Title: Vice President

[Signature page to First Supplemental Indenture]

Exhibit A
CONSENT
The First Supplemental Indenture, dated as of November 8, 2018 is hereby consented to by:
BAUPOST GROUP SECURITIES, L.L.C.,
as the sole Holder of all of the outstanding Keryx Pharmaceuticals, Inc. Zero Coupon Convertible Senior Notes due 2021

By:	/s/ James F. Mooney III
Name: James F. Mooney III
Title: Partner

Address:	Baupost Group Securities, L.L.C
c/o The Baupost Group, L.L.C.
10 St. James Avenue, Suite 1700
Boston, MA 02116
Attn: Frederick H. Fogel
Principal Amount: $164,746,000
Date: November 8, 2018

Annex I

Re: $164,746,000 Keryx Biopharmaceuticals, Inc. Zero Coupon Convertible Senior Notes due 2021
MERGER CONVERSION NOTICE
To convert this Security in accordance with the terms of this Indenture, check the box:
To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000): $
Certificate numbers of Certificated Securities to be converted:

If you want the stock shares registered in another Person’s name, fill in the form below:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)
Cash in lieu of fractional shares is hereby waived.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

[* Signature guaranteed by:

By:

*
The signature must be guaranteed by an institution that is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.]